Exhibit 99.1

Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

Nephros Announces Date for 2026 Annual Meeting of Stockholders

2026 Annual Meeting of Stockholders to Be Held Virtually on November 25, 2026

SOUTH ORANGE, NJ – October 13, 2026 – Nephros, Inc. (NASDAQ: [NEPH]) (“Nephros” or the “Company”) today announced that its 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) will be held on Wednesday, November 25, 2026, at 11:00 a.m., Eastern Time. The meeting will be held virtually and conducted live via webcast. The time, agenda and instructions for attending the 2026 Annual Meeting will be set forth in the Company’s definitive proxy statement. That proxy statement will be sent to stockholders entitled to notice of and to vote at the 2026 Annual Meeting.

The Board of Directors has fixed the close of business on September 30, 2026 as the record date for determining the stockholders entitled to notice of, and to vote at, the 2026 Annual Meeting.

The 2026 Annual Meeting will be held more than 30 days after the anniversary of the Company’s 2025 Annual Meeting of Stockholders, which was held on June 16, 2025. As a result, the deadlines for stockholder proposals set forth in the Company’s proxy statement for the 2025 annual meeting no longer apply. Under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is setting a deadline for receipt of Rule 14a-8 stockholder proposals that is a reasonable time before it expects to begin printing and sending its proxy materials. Accordingly, proposals to be included in the proxy statement for the 2026 Annual Meeting must be received no later than the close of business on October 23, 2026. Any proposal submitted after that deadline will not be considered timely and will be excluded from the Company’s proxy materials. Stockholder proposals must also comply with the rules of the U.S. Securities and Exchange Commission (the “SEC”) regarding the inclusion of stockholder proposals in proxy materials.

In addition, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide written notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act. That notice must be received no later than October 23, 2026, which is the 10th calendar day following the Company’s public announcement of the date of the 2026 Annual Meeting.

Under Rule 14a-4(c) under the Exchange Act, the Company may use discretionary voting authority on any stockholder proposal presented at the 2026 Annual Meeting but not included in its proxy statement unless it receives notice of the proposal by the close of business on October 23, 2026, which the Company has determined is a reasonable time before it sends its proxy materials.

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

All proposals, nominations and supporting information required by SEC rules must be submitted to: Nephros, Inc., Attention: Chief Executive Officer, 380 Lackawanna Place, South Orange, New Jersey 07079. Stockholders should submit them by means, including electronic means, that permit them to prove the date of delivery. Any adjournment or postponement of the 2026 Annual Meeting will not begin a new time period for, or extend, any of the deadlines described above. About Nephros

Nephros is committed to improving the human relationship with water through leading, accessible technology. We provide innovative water filtration products and services, along with water-quality education, as part of an integrated approach to water safety. Nephros goods serve the needs of customers within medical and commercial markets, offering both proactive and emergency solutions for water management.

For more information about Nephros, please visit us at nephros.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding Nephros’ beliefs regarding the potential growth of its business, the benefits to Nephros’ existing stockholders resulting from its inclusion in the Russell Microcap® Index and the potential to expand Nephros’ stockholder base, and other statements that are not historical facts, including statements that may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including Nephros’ ability to further develop its sales organization and realize increased revenues, the extent to which financial results based on emergency response sales can be outside Nephros’ control, U.S. tariff and trade policy, inflationary factors and other economic and competitive conditions, the availability of capital when needed, dependence on third-party manufacturers and researchers, and regulatory reforms. These and other risks and uncertainties are detailed in Nephros’ reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this release, and Nephros does not undertake any responsibility to update any forward-looking statements that it makes, except as may be required by law.

Investor Relations Contacts:

Kirin Smith, President

PCG Advisory, Inc.

ksmith@pcgadvisory.com

Robert Banks, CEO

Nephros, Inc.

(201) 343-5202 x110

robert.banks@nephros.com

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